Exhibit 10.143
FIRST MODIFICATION AGREEMENT
(FREMONT/BUILDINGS #1, #2, #3 AND #4)
     This FIRST MODIFICATION AGREEMENT (FREMONT/BUILDINGS #1, #2, #3 AND #4) (this “Amendment”), dated as of April 3, 2008 (the “Amendment Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.
RECITALS
     BNPPLC and LRC have executed the following agreements, each dated as of December 21, 2007 (the “Common Definitions and Provisions Agreements”): (1) a Common Definitions and Provisions Agreement (Fremont/Building #1); (2) a Common Definitions and Provisions Agreement (Fremont/Building #2); (3) a Common Definitions and Provisions Agreement (Fremont/Building #3); and (4) a Common Definitions and Provisions Agreement (Fremont/Building #4); all of which by this reference are incorporated into and made a part of this Amendment for all purposes. As used in this Amendment, capitalized terms defined in the Common Definitions and Provisions Agreements and not otherwise defined in this Amendment are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     BNPPLC and LRC have also executed the following agreements, each dated as of December 21, 2007 (the “Purchase Agreements”): (1) an Agreement Regarding Purchase and Remarketing Options (Fremont/Building #1); (2) an Agreement Regarding Purchase and Remarketing Options (Fremont/Building #2); (3) an Agreement Regarding Purchase and Remarketing Options (Fremont/Building #3); and (4) an Agreement Regarding Purchase and Remarketing Options (Fremont/Building #4).
     Each Common Definitions and Provisions Agreement includes a definition of “Libor Period” with a cross-reference to a certain clause of subparagraph 3(D) of the Purchase Agreement referenced in such Common Definitions and Provisions Agreement. Also, each Purchase Agreement contains several references to the same clause of subparagraph 3(D) in such Purchase Agreement. However, because of a scrivener’s error, all of those cross-references in the Common Definitions and Provisions Agreements and the Purchase Agreements erroneously reference clause (3) of subparagraph 3(D), rather than the correct clause (4). By this Amendment, the parties intend to correct that scrivener’s error.
AGREEMENTS
     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1 Amendments to the Operative Documents.

     (A) Modification of the Common Definitions and Provisions Agreements. In the definition of “Libor Period” in each of the Common Definitions and Provisions Agreements, the cross-reference to “subparagraph 3(D)(3) of the Purchase Agreement” is changed to “subparagraph 3(D)(4) of the Purchase Agreement”.
     (B) Modification of the Purchase Agreements.
     (1) Correction in the Definition of Qualified Sale. In the last bullet point in the definition of “Qualified Sale” in Paragraph 1 of each of the Purchase Agreements, the cross-reference to “clause (3) of Subparagraph 3(D)” is changed to “clause (4) of Subparagraph 3(D)”.
     (2) Correction in Subparagraph 3(D) of the Purchase Agreement. In the last sentence of subparagraph 3(D) of each of the Purchase Agreements, the cross-reference to “clause (3) of this subparagraph” is changed to “clause (4) of this subparagraph”.
     (3) Correction in Subparagraph 4(C) of the Purchase Agreement. In the last sentence of subparagraph 4(C) of each of the Purchase Agreements, the cross-reference to “clause (3) of Subparagraph 3(D)” is changed to “clause (4) of Subparagraph 3(D)”.
2 Confirmation of Operative Documents by LRC. LRC ratifies and confirms all terms and conditions of the Operative Documents, as hereby amended, including the representations made by LRC concerning the Property in the Closing Certificate. LRC also confirms that (a) all such representations which concern the Property would continue to be accurate and complete in all material respects if made as of the Amendment Date, and (b) LRC is not currently aware of any Default or Event of Default which has occurred and is continuing or of any defense, counterclaim, set-off, right of recoupment, abatement or other claim which LRC may now have against BNPPLC under the Operative Documents.
3 Reservation of Rights. The execution and delivery by BNPPLC of this Amendment will not be deemed to create a course of dealing or otherwise obligate BNPPLC to enter into amendments under the same, similar, or any other circumstances in the future. LRC is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon BNPPLC or Participants or any other Person. Except as expressly provided above, this Amendment will not limit, modify or otherwise affect any of LRC’s obligations under any of the Operative Documents.
4 No Implied Representations or Promises by BNPPLC. LRC acknowledges and agrees that neither BNPPLC nor its representatives or agents have made any representations or promises with respect to the subject matter of this Amendment except as expressly set forth herein.

First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) — Page 2

5 Provisions Incorporated by Reference from the Common Definitions and Provisions Agreement. All terms and conditions set forth in Article II of each of the Common Definitions and Provisions Agreements will apply to this Amendment as if this Amendment was one of the Operative Documents specifically referenced therein.
6 References to Operative Documents. From and after the Amendment Date, all references to any of the Operative Documents in the Operative Documents or in other documents related to the transactions contemplated therein are intended to mean the Operative Documents, as modified by this Amendment, unless the context shall otherwise require.
7 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives and successors and, to the extent assignment is permitted under the Operative Documents, their respective assigns.
[The signature pages follow.]

First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) — Page 3

     IN WITNESS WHEREOF, this First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) is executed to be effective as of April 3, 2008.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

		By:	/s/ Barry Mendelsohn
Barry Mendelsohn, Director
STATE OF TEXAS	)
	)	SS
COUNTY OF DALLAS	)
On April ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Barry Mendelsohn, Director of BNP Paribas Leasing Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) — Signature Page

     [Continuation of signature pages for First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) dated as of April 3, 2008]

LAM RESEARCH CORPORATION, a Delaware corporation

		By:	/s/ Roch LeBlanc
Roch LeBlanc, Treasurer

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF ALAMEDA	)
On April ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Roch LeBlanc, Treasurer of Lam Research Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS, my hand and official seal.

First Modification Agreement (Fremont/Buildings #1, #2, #3 and #4) — Signature Page